UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Usio, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2026 Annual Stockholders’ Meeting and Proxy Statement	Wednesday, June 10, 2026 at 10 a.m. CDT

Usio’s Offices

3611 Paesanos Parkway, Suite 300

San Antonio, Texas 78231

3611 Paesanos Parkway, Suite 300

San Antonio, TX 78231

(210) 249-4100

April 29, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Usio, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 10, 2026, at 10:00 a.m. Central Time, at the Company’s office located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231.

Stockholders will have the opportunity to vote their shares electronically and to submit questions during the Annual Meeting.

To participate in the Annual Meeting online, stockholders must register in advance by 12:00 p.m. Central Daylight Time on June 9, 2026. Registration may be completed by emailing ir@usio.com or by calling (210) 249‑4050. Stockholders will be required to provide certain documentation evidencing their ownership of Usio, Inc., common stock, in order to complete the registration.

The formal Notice of the 2026 Annual Meeting and Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card in the enclosed postage-prepaid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting: The Proxy Statement, form of proxy, Annual Report on Form 10-K for the year ended December 31, 2025 and related materials are available at www.proxyvote.com , by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@usio.com.

The Board of Directors and our Company management look forward to seeing you at the Annual Meeting. Thank you.

Louis A. Hoch               Blaise C. Bender                     Ernesto R. Beyer               Elizabeth Michelle Miller                  Bradley Rollins

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held June 10, 2026:

This proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025, are available at proxyvote.com, which does not have “cookies” that identify visitors to the site.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 10, 2026, 10:00 a.m., Central Daylight Time

Usio’s Offices

3611 Paesanos Parkway, Suite 300

San Antonio, TX 78231

We are pleased to invite you to join our Board of Directors, senior leadership team, and fellow stockholders at the 2026 Annual Meeting of Stockholders of Usio, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 10, 2026, at 10:00 a.m. Central Time, at the Company’s offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231.

Stockholders may participate in the Annual Meeting online. To do so, stockholders must register by 12:00 p.m. Central Daylight Time on June 9, 2026, by sending an email to ir@usio.com or by calling (210) 249‑4050. Stockholders will be required to provide certain documentation evidencing their status as stockholders in order to complete registration.

The purposes of the Annual Meeting are as follows:

●	To elect two Class III directors, Ernesto R. Beyer and Bradley Rollins, each to serve until the Company’s 2029 Annual Meeting of Stockholders;
●	To consider and approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers for the year ended December 31, 2025;
●	To ratify the appointment of Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
●	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has set April 13, 2026, as the record date for the Annual Meeting. This means that only Stockholders of record of Usio as of the close of business on that date are entitled to receive notice of the meeting and vote at the meeting and any adjournment or postponement of the meeting.

For ten days prior to the Annual Meeting, a complete list of Stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231. This Proxy Statement, form of proxy and our Annual Report for the year ended December 31, 2025, are available online at www.proxyvote.com, www.usio.com/proxy and www.usio.com/10k or by using the QR codes at the end of this document. You can also access these materials by contacting our Investor Relations Department by email at ir@usio.com.

Your Vote is important to us. Regardless of whether you plan to attend, we urge all Stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,

Louis A. Hoch

Chairman of the Board, President and Chief Executive & Operating Officer

PROXY SUMMARY

We provide below highlights of certain information in our Proxy Statement. As it is only a summary, please refer to our complete Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) before you vote. References to “Usio,” “we,” “us,” “our,” or the “Company” throughout this Proxy Statement refer to Usio, Inc. and its subsidiaries.

General Voting and Meeting Information

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing printed copies of our Proxy Statement, Annual Report and other materials relating to the Annual Meeting to our stockholders, we intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability will advise stockholders that the proxy materials are available for viewing on the Internet.

We expect to commence mailing the Notice of Internet Availability to stockholders on or about April 29, 2026. Stockholders who receive the Notice of Internet Availability by mail will not receive a printed copy of the proxy materials unless they specifically request one. The Notice of Internet Availability will include instructions on how stockholders may access and review the proxy materials online.

Stockholders who receive a Notice of Internet Availability by mail and who prefer to receive printed copies of our proxy materials, including a proxy card or voting instruction card, may request such materials by following the instructions provided in the Notice of Internet Availability.

Please note that, although our proxy materials are available on our website, no information contained on our website other than the proxy materials is incorporated by reference into, or considered to be a part of, this Proxy Statement.

Voting Methods

Even if you plan to attend the Annual Meeting in person, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your notice card, proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance through one of three ways:

Via the Internet* - Visit the website listed on your notice card, proxy card or voting instruction form.

By Telephone* - Call the telephone number listed on your notice card, proxy card or voting instruction form.

By Mail - If you are a Stockholder of record and have received a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope.

*     If you are a beneficial owner you may vote via the Telephone or Internet if your bank, broker, or other nominee makes those methods available, in which case, they will include the instructions with the proxy material. If you are a stockholder of record, Usio will include instructions on how to vote via Internet or Telephone directly on your notice or proxy voting card.

Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the Annual Meeting in person or by webcast, we strongly recommend that you submit your proxy or voting instructions or vote by Telephone or the Internet prior to the Annual Meeting so that your vote will be counted, if you later decide not to attend the Annual Meeting.

Voting Matters and Recommendations

Stockholders are being asked to vote on the following matters at the 2026 Annual Meeting:                                                                                      Recommendation

PROPOSAL 1 – Election of Directors                                                                                                                                                                        FOR

Election of two Class III Directors, Ernesto R. Beyer and Bradley Rollins, to serve until the Company’s 2029 Annual Meeting of Stockholders. The Board believes that the nominees’ knowledge, skills, and abilities will positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominees, unless you instruct otherwise.

PROPOSAL 2 – Advisory Vote to Approve Executive Compensation                                                                                                                    FOR

The Say-on-Pay Proposal to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2025. The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Board of Directors takes stockholders’ views seriously and will take into account the advisory vote on future executive compensation decisions. Accordingly, your proxy holder will vote your shares FOR the approval of the executive compensation paid to our Named Executive Officers, unless you instruct otherwise.

PROPOSAL 3 – Ratification of Appointment of Independent Registered Public Accounting Firm                                                                   FOR

Withum Smith+Brown, PC has been appointed as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The Audit Committee and the Board believe that retention of the firm is in the best interests of the Company and its stockholders. Accordingly, your proxy holder will vote your shares FOR the ratification of the appointment of Withum Smith+Brown, PC as our independent registered public accounting firm, unless you instruct otherwise.

Questions and Answers

1.         What is a proxy statement, what is a proxy and how does it work?

The Board of Directors of Usio (the “Board of Directors” or the “Board”) is soliciting proxies to vote shares of common stock at the 2026 Annual Meeting of Stockholders to be held at 10:00 a.m., Central Daylight Time, on Wednesday, June 10, 2026, at Usio’s offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231. Stockholders will also be able to participate in the meeting online, vote electronically and submit questions during the meeting. A proxy statement is a document that the SEC requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the shares of common stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card, and the person you designate to vote your shares is called a proxy.

In accordance with SEC rules, instead of mailing a printed copy of our Proxy Statement, Annual Report and other materials relating to the Annual Meeting to stockholders, we intend to mail the Notice of Internet Availability, which advises that the proxy materials are available on the Internet to stockholders. We intend to commence distribution of the Notice of Internet Availability on or about April 29, 2026. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail but prefer to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability. Please note that, although our proxy materials are available on our website, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement.

Directors, officers, and employees soliciting proxies will receive no extra compensation but may be reimbursed for related out-of-pocket expenses. Usio will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. Usio will, upon request, reimburse these brokerage houses, custodians, and other people for their reasonable out-of-pocket expenses in doing so. Usio will pay the cost of solicitation of proxies.

2.         Who is entitled to vote at the Annual Meeting?

Only stockholders who were Usio stockholders of record at the close of business on April 13, 2026, or the Record Date, may vote at the Annual Meeting of Stockholders. As of the close of business on the Record Date, there were 27,621,564 shares of our common stock outstanding (which excludes 3,997,765 treasury shares). Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.         What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Usio’s transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, we will send you a Notice of Internet Availability for the Annual Meeting.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. The Notice of Internet Availability for the Annual Meeting will be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form included in the proxy materials.

4.         What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a notice card, proxy card or voting instruction form for each account. Please vote each proxy card or voting instruction form you receive using one of the voting methods outlined elsewhere in this proxy statement.

5.         What proposals will be voted on at the 2026 Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•         To elect two Class III Directors, Ernesto R. Beyer and Bradley Rollins, to serve until the Company’s 2029 Annual Meeting of Stockholders;

•         To consider and approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2025;

•         To ratify the appointment of Withum Smith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026; and

•         To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

6.         What are the Board’s recommendations?

Our Board recommends that you vote:

•         “FOR” Proposal No. 1, to elect two Class III Directors, Ernesto R. Beyer and Bradley Rollins, to serve until the Company’s 2029 Annual Meeting of Stockholders.

•         “FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2025;

•         “FOR” Proposal No. 3, to ratify the appointment of Withum Smith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026.

7.         Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, if there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

8.         How will my shares be voted?

To designate how you would like to vote, fill out the proxy card or voting instruction form indicating how you would like your votes to be cast. If you do not specify how to vote, the proxies will vote your shares as follows:

•         “FOR” Proposal No. 1, to elect two Class III Directors, Ernesto R. Beyer and Bradley Rollins, to serve until the Company’s 2029 Annual Meeting of Stockholders.

•         “FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2025;

•         “FOR” Proposal No. 3, to ratify the appointment of Withum Smith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026.

9.         Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file a written notice of revocation or deliver a valid, later-dated proxy with our secretary, at Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

10.         What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares of common stock for a beneficial owner, which is also referred to as holding shares in street name, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 3, to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker if you want your vote to count in the election of directors and the advisory vote related to executive compensation.

11.         What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 27,621,564 shares of our common stock outstanding (which excludes 3,997,765 treasury shares). Votes withheld from any nominee, abstentions, and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.

12.         Is cumulative voting permitted for the election of directors?

No. Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote only the number of shares he or she owns for a single director candidate.

13.         What is the vote required for a proposal to pass?

Proposal No. 1 – Election of Directors: The affirmative vote of the holders of a plurality of shares of common stock cast for this proposal at the Annual Meeting, in person or by proxy, is required for the election of the nominees. Thus, assuming a quorum is present at the Annual Meeting, the nominees who receive the most affirmative votes will be elected as Class III directors. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2 – Say-on-Pay: Because this proposal is only advisory in nature, the outcome of the vote will not have a binding effect on the Company, however, our Board will consider this proposal approved if it receives the affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will be considered present or represented by proxy and entitled to vote at the Annual Meeting, but will not be considered affirmative votes for the proposal.

Proposal No. 3 – Ratification of the Appointment of our Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify our appointment of Withum Smith+Brown, PC, as our independent registered public accounting firm for the year ending December 31, 2026. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this proposal, your broker may cast a vote on your behalf for this proposal.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Directors and Nominees

As established by our Bylaws, our directors are divided into three classes serving staggered three-year terms. Our Board currently consists of five directors:

	Name	Position with our Company	Director Since	Current Term Expires
Class I
	Louis A. Hoch	Chairman of the Board, President, CEO, Chief Operating Officer, and Class I Director	1998	2027
	Blaise C. Bender	Class I Director	2019	2027
Class II
	Elizabeth Michelle Miller	Class II Director	2022	2028
Class III
	Ernesto R. Beyer	Class III Director	2020	2026
	Bradley Rollins	Class III Director	2017	2026

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock cast at the Annual Meeting is required to elect the nominee for director.

What am I voting on?

Stockholders are being asked to elect two Class III directors, Ernesto R. Beyer and Bradley Rollins, for a 3-year term. The following sections include information about all Directors, including Mr. Beyer and Mr. Rollins, this year’s nominees.

Required Vote and Voting Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock cast for this proposal at the Annual Meeting, in person or by proxy, is required for the election of the nominee. Thus, assuming a quorum is present at the 2026 Annual Meeting, nominees who receive the most affirmative votes will be elected as Class III director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

  Your Board of Directors recommends a vote FOR the election of the Class III Directors, Ernesto R. Beyer and Bradley Rollins.

Director Biographies and Qualifications

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a Director of Usio are stated below.

Class I Directors with a Term Expiring at the 2027 Annual Meeting of Stockholders

Louis A. Hoch, age 60

President, Chief Executive and Operating Officer and Chairman of the Board

Mr. Hoch has served as Chairman of the Board since September 7, 2022, Chief Executive Officer since August 4, 2016, and as President, Chief Operating Officer, and a director since July 1998. He also serves as Chairman of the Board and Chief Executive Officer of our wholly owned subsidiaries, FiCentive, Inc., Usio Output Solutions, Inc., Zbill, Inc. and Usio Acquisition Corp II, Inc.

Mr. Hoch has over thirty years of management experience, including more than twenty‑eight years at the senior executive level. He is an expert in payment processing, large‑scale systems development, call center operations, and service bureau operations. Mr. Hoch is a named inventor on U.S. Patent No. 7,021,530, “System and method for managing and processing stored‑value cards and bill payment therefrom.”

Prior to joining the Company, Mr. Hoch held key management positions at U.S. Long Distance, Billing Concepts, Inc., and Andersen Consulting. He holds a Bachelor of Business Administration in Computer Information Systems and a Master of Business Administration in International Business Management from Our Lady of the Lake University. Mr. Hoch also holds the Certified Payments Professional (CPP) industry designation.

The Board believes Mr. Hoch is qualified to serve as a director based on his extensive experience with the Company, its strategy, and its products and services.

Blaise C. Bender, age 69

Director, Chair of the Audit Committee

Mr. Bender is the President and Managing Stockholder of Blaise C. Bender, P.C., a law firm he founded in 1991 that focuses on business and nonprofit development, mergers and acquisitions, contractual and transactional analysis, tax planning, representation in tax controversies, corporate legal counsel services, real estate matters, and strategic planning.

Mr. Bender currently serves as Chairperson of the Board of Credit Human, a federally chartered credit union, a position he has held since June 2023, and has served as a member of that board since 2020. He also serves on the board of the Texas Society of Certified Public Accountants and is an adjunct faculty member at Trinity University, where he teaches in the Master of Accounting program. Mr. Bender is a member of the State Bar of Texas and is a licensed Certified Public Accountant.

Earlier in his career, Mr. Bender served as Chief Financial Officer and Controller in the real estate and savings and loan industries and was a full‑time college professor for more than twenty years. He also practiced with public accounting firms including Arthur Andersen & Co., Deloitte & Touche, and Ernst & Young, gaining extensive experience in accounting, taxation, and financial reporting.

Mr. Bender received a Bachelor of Business Administration in Accounting and a Master of Science in Finance from Texas A&M University, a Master of Public Administration in Accounting/Taxation from The University of Texas at San Antonio, and a Juris Doctor from St. Mary’s University School of Law.

The Board believes Mr. Bender is well qualified to serve as a director based on his extensive experience in financial and accounting matters, legal and tax advisory services, executive leadership, and corporate and nonprofit governance.

Class II Director with a Term Expiring at the 2028 Annual Meeting of Stockholders

Elizabeth Michelle Miller, age 55

Director, Chair of the Compensation Committee

Ms. Miller has more than twenty‑five years of experience in the banking industry, with a focus on private banking, lending, and business development.

From September 2008 through July 2021, Ms. Miller served as Senior Vice President of Private Banking and in other executive private banking roles at Broadway Bank, the largest independent bank headquartered in San Antonio, Texas. In these roles, she led private banking teams and advised high‑net‑worth individuals and business clients on complex credit, lending, and relationship‑management matters, with responsibility for business development, client strategy, and negotiated financial solutions.

Previously, Ms. Miller served as a Private Banker with JPMorgan in San Antonio from July 2005 to September 2008. Earlier in her career, she held progressively responsible lending positions, including as Vice President, Commercial Lender at Sterling Bank and as Vice President, Lending at InterContinental National Bank, gaining broad experience in commercial and private lending and financial services operations.

Ms. Miller received a Bachelor of Business Administration in Marketing from The University of Texas in 1993.

Ms. Miller is actively involved in the San Antonio community and has served on numerous nonprofit boards and councils, including the Municipal Golf Association of San Antonio. Her prior board service includes Guide Dogs of Texas, United Way of San Antonio, Southwest Foundation for Biomedical Research, Boys & Girls Club of San Antonio, and Family Violence Prevention Services.

The Board believes Ms. Miller is well qualified to serve as a director based on her extensive experience in banking and lending, financial services leadership, business development, and nonprofit governance.

Class III Directors With a Term Expiring at the 2026 Annual Meeting of Stockholders

Ernesto R. Beyer, age 55

Director, Chair of the Nominations and Corporate Governance

Mr. Beyer has more than twenty‑five years of experience in international trade and global energy markets.

From September 2012 through July 2025, Mr. Beyer served as Latin America Marketing Manager for Xcoal Energy & Resources (XLNG Energy & Resources), where he was responsible for thermal and metallurgical coal marketing throughout Mexico, Central America, and South America, as well as business development initiatives related to LNG marketing. In this role, he developed and managed commercial relationships with leading steel producers and electric power utilities across the region, including government‑owned enterprises, and oversaw complex cross‑border commercial transactions.

Mr. Beyer is also the owner of Beyco International, LLC, an import‑export company engaged in international trade activities.

Earlier in his career, Mr. Beyer held senior management roles at Trinity Industries, Inc., including service as Plant Manager at a railcar manufacturing facility in Mexico, where he led operations from startup through full‑scale production and gained significant experience in international manufacturing operations and workforce leadership.

Mr. Beyer holds a Master of Business Administration in International Business from The University of Texas at San Antonio and an engineering degree in Electrical, Electronics, and Communications Engineering from the Tecnológico de Monterrey.

The Board believes Mr. Beyer is well qualified to serve as a director based on his experience in international trade, global market development, operational leadership, and cross‑border business strategy.

Bradley Rollins, age 54

Director

Mr. Rollins holds the role of President and Chief Executive Officer of Knight Enterprise Solutions, LLC, a company specializing in providing office technology, security, and workflow automation services to large enterprise and public sector organizations.

Mr. Rollins is the Managing Partner of Rollins Consulting Group, LLC, a consulting firm he founded in January 2024 that advises organizations on strategic growth, operational improvement, and executive leadership matters.

From 2019 through 2023, Mr. Rollins served as President of Xerox Business Solutions Southwest, where he had full responsibility for regional operations, including revenue growth, profitability, and organizational performance. In this role, he led new business development initiatives, process improvement efforts, and comprehensive P&L management across the region.

Previously, Mr. Rollins served for nearly two decades as President and Chief Executive Officer of Dahill Office Technology Corporation, where he led the company through sustained growth, operational expansion, and long‑term strategic planning. His leadership encompassed sales, service operations, financial performance, and enterprise‑level management.

Mr. Rollins has significant board and community leadership experience. He served as Chairman of the Board of the North San Antonio Chamber of Commerce in 2013, having previously served as Chair of the Chairman’s Council and as a board member since 2008, including service as Former Chair of the Membership Council. Earlier in his career, Mr. Rollins served as an Executive Consultant with Career Associates LLC, advising clients on sales strategy, compensation design, and succession planning, and as Regional Sales Director for Tri‑State Financial Group.

The Board believes Mr. Rollins is well qualified to serve as a director based on his extensive experience in senior executive leadership, operational management, sales and growth strategy, and board governance, as well as his demonstrated ability to lead complex organizations and deliver long‑term value.

Board Leadership Structure

Since August 4, 2016, Mr. Hoch has been our Chief Executive Officer. Mr. Hoch manages the day-to-day affairs of our Company and leads the Board meetings. Mr. Hoch has also served as our President, Chief Operating Officer, and a director of our Company since July 1998, and, since September 7, 2022, he has also served as Chairman of our Board of Directors. Our Board appointed Mr. Rollins as an independent director on May 5, 2017. Effective April 1, 2019, our Board appointed Mr. Bender as an independent director. Mr. Beyer was appointed to our Board on August 29, 2020 as an independent director. Effective June 15, 2022, our Board appointed Mrs. Miller as an independent director. Our Board believes that having a majority of independent directors serves our Company well.

The Board believes that its structure should be informed by the needs and circumstances of our Company, the Board, and our stockholders. With this in mind, the Board believes that the Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with Usio’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes this provides Usio with an efficient and effective leadership model. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. To promote effective independent oversight, the Board has adopted a number of governance practices, including:

•        a strong, independent director role;

•        regular executive sessions of the independent directors; and

•        annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

Corporate Governance

Board Meetings and Annual Meeting Attendance

During 2025, our Board of Directors held six (6) meetings and, from time to time, acted by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served during the period of service.

The Company does not maintain a formal policy requiring directors to attend the Annual Meeting of Stockholders. All of our directors attended the 2025 Annual Meeting of Stockholders.

Committees of the Board of Directors

On May 19, 2015, our Board of Directors established its committee structure by appointing an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The Board of Directors has determined that each director serving on these committees is “independent” as defined under the applicable rules of The Nasdaq Stock Market and the SEC.

The Board of Directors has adopted written charters for each of the Audit Committee, the Compensation Committee, and the Nominations and Corporate Governance Committee. Copies of these committee charters are available on our website at www.usio.com/usio-documents-disclosures. The inclusion of the Company’s website address in this Proxy Statement does not constitute incorporation by reference of the information contained on, or accessible through, the Company’s website, and such information should not be considered part of this Proxy Statement.

In addition to the meetings described below, each committee has also taken action from time to time by unanimous written consent.

Information about each of our committees is stated below.

Name of Committee Member	Audit	Compensation	Nominations and Corporate Governance
Blaise Bender	★	●	●
Ernesto Beyer	●	●	★
Elizabeth Michelle Miller	●	★
Bradley Rollins			●

★         Committee Chair                  ●         Committee Member

Audit Committee

The Board of Directors has established an Audit Committee, which is comprised of Messrs. Bender and Beyer and Ms. Miller. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effective April 1, 2019, the Board of Directors determined that Mr. Blaise C. Bender meets the definition of an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S‑K and appointed him Chair of the Audit Committee.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process, internal controls, and audit functions. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the selection and application of accounting and financial reporting principles, and the establishment and maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws, and regulations. Withum Smith+Brown, PC, the Company’s independent registered public accounting firm, is responsible for conducting an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

The Audit Committee is not comprised of professional accountants or auditors, and its role is not intended to duplicate or certify the activities of management or the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. Rather, the Audit Committee serves in an oversight capacity, providing advice, counsel, and direction to management and the independent registered public accounting firm based on the information received, discussions held with management and the auditors, and the business, financial, and accounting experience of its members.

Among other responsibilities, the Audit Committee monitors the activities and performance of the independent registered public accounting firm, including the scope of the audit, audit and non‑audit fees, independence matters, and the extent to which the independent auditor may be retained to perform non‑audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Company’s independent registered public accounting firm.

The Audit Committee also reviews the results of internal and external audit work with respect to the adequacy and effectiveness of the Company’s financial reporting practices, accounting policies, and internal controls. Presentations to, and discussions with, the Audit Committee by management and the independent registered public accounting firm address significant accounting issues, financial developments, and other matters that may have a material impact on the Company’s financial position or results of operations. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

In connection with its oversight of the preparation of the Company’s financial statements, the Audit Committee has access to management and reviews and discusses the Company’s financial statements prior to issuance, including significant accounting matters. Management has advised the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles.

During the fiscal year covered by this Proxy Statement, the Audit Committee held four (4) meetings. In addition, the Audit Committee acted by unanimous written consent on three (3) occasions to approve the Company’s Quarterly Reports on Form 10‑Q and on one (1) occasion to approve the Company’s Annual Report on Form 10‑K prior to filing.

Compensation Committee

Effective April 1, 2019, the Board of Directors appointed Ms. Elizabeth Michelle Miller as Chair of the Compensation Committee. The Compensation Committee is comprised of Messrs. Bender and Beyer and Ms. Miller.

Each member of the Compensation Committee—Messrs. Bender and Beyer and Ms. Miller—meets the independence requirements for independent directors under the rules of The Nasdaq Stock Market, as set forth in the Nasdaq Marketplace Rules.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors. During the fiscal year covered by this Proxy Statement, the Compensation Committee held two (2) meetings and also acted by unanimous written consent on one (1) occasion.

The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to the oversight and determination of executive compensation. The Compensation Committee reviews and makes recommendations to the Board regarding the Company’s major compensation plans, policies, and programs.

Among its specific responsibilities, the Compensation Committee reviews and approves goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers, evaluates performance against such goals and objectives, and recommends compensation levels for approval by the independent members of the Board of Directors. The Compensation Committee also administers the Company’s stock incentive plans and other equity‑based compensation programs.

Nominations and Corporate Governance Committee

Effective April 1, 2019, the Board of Directors appointed Mr. Ernesto Beyer as Chair of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is comprised of Messrs. Bender, Beyer, and Rollins.

Each member of the Nominations and Corporate Governance Committee—Messrs. Bender, Beyer, and Rollins—meets the independence requirements for independent directors under the rules of The Nasdaq Stock Market, as set forth in the Nasdaq Marketplace Rules.

The primary function of the Nominations and Corporate Governance Committee is to develop and maintain the Company’s corporate governance policies and to assist the Board of Directors in identifying, evaluating, and recruiting qualified individuals to serve as members of the Board of Directors. The Committee also reviews and makes recommendations regarding the composition of the Board and its committees, including recommending nominees for election at the Annual Meeting of Stockholders and individuals to fill vacancies on the Board.

During the fiscal year covered by this Proxy Statement, the Nominations and Corporate Governance Committee held one (1) meeting.

Director Independence, Related Person Transactions and Other Legal Information

Standard for Independence

The Board of Directors determines director independence in accordance with the definitions set forth in the Nasdaq Marketplace Rules and the rules under the Exchange Act. These standards consider, among other factors, whether a director or an immediate family member has been employed by the Company within the past three years, the amount of compensation received from the Company, the extent of equity ownership in the Company, and whether the director or a family member is affiliated with the Company’s independent registered public accounting firm.

Based on these criteria, the Board of Directors has determined that Messrs. Bender, Beyer, and Rollins and Ms. Miller are independent directors as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

The Board of Directors periodically conducts self‑evaluations addressing key Board and committee‑related matters. These evaluations are intended to assess the effectiveness of the Board’s governance practices and to promote continuous improvement in Board performance, oversight, and communication.

It is the Company’s policy that all employees, officers, and directors avoid activities that constitute, or could appear to constitute, a conflict of interest with the Company. The Audit Committee reviews all related person transactions on an ongoing basis to identify potential conflicts of interest, and all related person transactions involving executive officers or directors must be approved by the Audit Committee. In carrying out this responsibility, the Audit Committee has determined that the Company has engaged in the related person transactions described below.

Certain Relationships and Related Person Transactions

Review, Approval, or Ratification of Transactions with Related Persons.

The Board of Directors has adopted a formal written related person transaction approval policy, which sets out Usio’s policies and procedures for the review, approval, or ratification of “related person transactions.” For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements, or relationships in which Usio is a participant and in which a related person has a direct or indirect interest, other than the following:

•         payment of compensation by Usio to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person;”

•         transactions available to all employees or all stockholders on the same terms;

•         purchases of supplies from Usio in the ordinary course of business at the same price and on the same terms as offered to any other purchasers, regardless of whether the transactions are required to be reported in Usio’s filings with the SEC; and

•         transactions which when aggregated with the amount of all other transactions between the related person and Usio involve less than $10,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment, or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate in determining whether to approve a related person transaction:

•         whether the terms are fair to Usio;

•         whether the transaction is material to Usio;

•         the role the related person has played in arranging the related person transaction;

•         the structure of the related person transaction; and

•         the interest of all related persons in the related person transaction.

Related Person Transactions in 2024 and 2025.

Louis Hoch

During the years ended December 31, 2025 and 2024, the Company purchased $27,124 and $21,900, respectively, of corporate imprinted sportswear, promotional items and caps from Angry Pug Sportswear LLC. Louis Hoch, Chairman, President, Chief Executive Officer, and Chief Operating Officer is a 50% owner of Angry Pug Sportswear LLC.

Equity Award Tax Withholding in 2025 and 2024

In connection with the vesting of equity awards during fiscal years 2025 and 2024, the Company withheld shares of its common stock from certain executive officers and directors to satisfy their respective tax withholding obligations. Each withholding of shares was effected as a private transaction at a price equal to the closing price of the Company’s common stock on the applicable transaction date.

The following share withholdings occurred during 2025 and 2024:

Officers and Directors

Houston Frost, Senior Vice President, Chief Product Officer

•	January 31, 2025: 54,460 shares withheld for $102,384.80, based on a closing price of $1.88 per share
•	February 21, 2025: 1,459 shares withheld for $2,494.89, based on a closing price of $1.71 per share

Michael White, Senior Vice President, Chief Accounting Officer

•	February 21, 2025: 465 shares withheld for $795.15, based on a closing price of $1.71 per share
•	June 21, 2025: 1,779 shares withheld for $2,561.76, based on a closing price of $1.44 per share

Greg Carter, Senior Vice President, Chief Revenue Officer

•	February 21, 2025: 1,414 shares withheld for $2,417.94, based on a closing price of $1.71 per share
•	June 21, 2025: 1,779 shares withheld for $2,561.76, based on a closing price of $1.44 per share

Tom Jewell, former Senior Vice President and Chief Financial Officer

•	February 24, 2024: 2,075 shares withheld for $3,258, based on a closing price of $1.57 per share

Louis A. Hoch, Chairman of the Board, President, Chief Executive Officer, and Chief Operating Officer

•	February 21, 2025: 4,912 shares withheld for $8,399.52, based on a closing price of $1.71 per share
•	June 21, 2025: 2,755 shares withheld for $3,967.20, based on a closing price of $1.44 per share
•	December 29, 2024: 208,615 shares withheld for $302,492, based on a closing price of $1.45 per share
•	November 18, 2024: 3,935 shares withheld for $5,784, based on a closing price of $1.47 per share
•	February 24, 2024: 4,911 shares withheld for $7,710, based on a closing price of $1.57 per share

Elizabeth Michelle Miller, Director

•	March 16, 2025: 500 shares withheld for $735.00, based on a closing price of $1.47 per share
•	June 21, 2025: 1,750 shares withheld for $2,500.00, based on a closing price of $1.44 per share
•	June 22, 2025: 5,556 shares withheld for $8,000.64, based on a closing price of $1.44 per share

All of the foregoing related person transactions were reviewed and approved by the Audit Committee in accordance with the Company’s related person transaction approval policies.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Other Involvement in Certain Legal Proceedings

None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

Risk Oversight Management

The Board of Directors takes an active role, both as a whole and through its committees, in overseeing management of the Company’s risk exposure and is responsible for the oversight of enterprise risk management. Management regularly informs the Board of Directors of significant risks facing the Company and the strategies and processes implemented to identify, assess, manage, and mitigate those risks.

Specifically, strategic risks are overseen by the full Board of Directors; financial and accounting risks are overseen by the Audit Committee; risks related to compensation plans and arrangements are overseen by the Compensation Committee; and risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee. Additional review and reporting on enterprise risks are conducted as necessary or requested by the Board of Directors or the applicable committee.

The Board of Directors has established a Risk and Cybersecurity Committee, which has specific responsibility for overseeing cybersecurity risks and related matters. The Risk and Cybersecurity Committee is comprised of the Chief Technology Officer (“CTO”), Chief Information Security Officer (“CISO”), Risk & Compliance Officer, and General Counsel. The Company’s cybersecurity function is led by its CTO, who is responsible for identifying, assessing, and managing material cybersecurity risks. The CTO reports to the Company’s Chief Executive Officer, Chief Accounting Officer, and legal team, as well as directly to the Risk and Cybersecurity Committee.

The CTO has served in this role for approximately 22 years and has more than 25 years of experience with the Company, developing, maintaining, and securing the Company’s corporate network and information technology systems. The CTO and the Risk and Cybersecurity Committee monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents through the Company’s cybersecurity risk management framework, including the operation of incident response and escalation protocols, which provide for reporting to the Risk and Cybersecurity Committee, as appropriate. The CTO reports to the Risk and Cybersecurity Committee regarding cybersecurity threat risks and related matters at least quarterly.

Director Nominations

The Board of Directors is responsible for nominating directors for election at each Annual Meeting of Stockholders and for appointing directors to fill vacancies as they arise. The Nominations and Corporate Governance Committee is responsible for identifying, evaluating, recruiting, and recommending qualified individuals to the Board of Directors for nomination or election.

One of the Board’s objectives in evaluating director nominees is to ensure that its members collectively possess a broad range of skills, experience, and perspectives. The Nominations and Corporate Governance Committee considers each nominee’s character, judgment, professional experience, business acumen, and ability to represent the interests of all stockholders. While the Company does not maintain a formal diversity policy, the Committee seeks to assemble a Board with diverse viewpoints and expertise across multiple disciplines, including business, accounting and finance, technology, legal and regulatory matters, education, government affairs, marketing and sales, research and development, and other areas relevant to the Company’s operations.

The Nominations and Corporate Governance Committee believes that nominees should demonstrate high personal and professional ethics, possess experience that is beneficial to the Company and the Board of Directors, and be willing and able to devote sufficient time to effectively carry out their duties. The Committee further believes it is appropriate for at least one, and preferably multiple, directors to meet the definition of an “audit committee financial expert” under SEC rules, for a majority of the Board to meet the Nasdaq definition of “independent director,” and for key members of management to serve as directors.

Prior to each Annual Meeting of Stockholders, the Nominations and Corporate Governance Committee first evaluates current directors whose terms are expiring and who are willing to continue serving. These evaluations consider prior Board service, individual qualifications, and the overall needs of the Board. When a vacancy exists or is anticipated, whether due to resignation, an increase in Board size, or another reason—the Committee considers candidates identified by Committee members, other Board members, executive search firms, or stockholders.

The Nominations and Corporate Governance Committee has recommended the nominee(s) for election included in this Proxy Statement.

We consider director candidate recommendations from directors, officers, employees, stockholders, customers, and vendors. Stockholders wishing to recommend individuals for consideration as director nominees may submit the nominee’s qualifications to the Board of Directors at Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231. For additional information regarding the procedures for submitting stockholder nominations, see “How Do I Nominate Directors?” on page 35 of this Proxy Statement.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors may submit such communications in writing to: Secretary, Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231. Communications should include the sender’s name and address and indicate whether the sender is a stockholder of the Company.

The Secretary reviews all communications received and forwards material communications to the appropriate director, directors, or committee of the Board of Directors based on the subject matter.

Code of Ethics

The Board of Directors has unanimously adopted a Code of Ethics, which sets forth the Company’s commitment to high standards of ethical conduct, legal compliance, and financial disclosure. The Code of Ethics applies to all directors, officers, and employees of the Company.

The Code of Ethics is available in its entirety on the Company’s website at www.usio.com/usio-documents-disclosures. Any amendments to, or waivers from, the Code of Ethics will be promptly disclosed on the Company’s website in accordance with applicable rules and regulations.

Director Compensation

The following table sets forth the compensation provided to each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2025. Compensation provided to Directors who are also employees is listed in the Summary Compensation Table for the years ended December 31, 2025 and 2024 in the section “Executive Compensation.”

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	All other compensation ($)	Total ($)
Blaise C. Bender	22,000 (3)	30,240	0	52,240
Bradley Rollins	7,000	30,240	0	37,240
Ernesto R. Beyer del la Garza	7,000	30,240	0	37,240
Elizabeth Michelle Miller	7,000	30,240	0	37,240
Total	43,000	120,960	0	163,960

(1) Represents meeting fees.

(2) Represents the aggregate grant date fair value of stock awards (in the form of RSUs) granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. See Note 10 to the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026, for a discussion of all assumptions made in the calculation of this amount.

(3) Blaise C. Bender receives meeting fees of $7,000 per year as indicated below and $15,000 annually for services as Chair of the Audit Committee.

As of December 31, 2025, the aggregate number of shares subject to outstanding equity awards held by our non-employee Directors who served on our Board during 2025 was:

Name	Stock Awards	Vested	Unvested
Blaise C. Bender	151,077	105,877	45,200
Bradley Rollins	171,667	129,667	42,000
Ernesto Beyer d.l. Garza	127,666	85,666	42,000
Elizabeth Michelle Miller	99,694	62,694	37,000

Director Compensation

During fiscal year 2025, Mr. Louis A. Hoch did not receive any compensation for his service on the Board of Directors due to his concurrent service as the Company’s Chief Executive Officer, Chief Operating Officer, and President. Mr. Hoch’s compensation is described in detail under “Executive Compensation.”

The Company has entered into independent director agreements with each of its independent directors: Messrs. Bender, Rollins, and Beyer, and Ms. Miller. In 2025, each independent director received $1,000 for one fiscal quarter and $2,000 per quarter for the remaining three fiscal quarters for participation in meetings of the Board of Directors and its committees, as well as attendance at the Annual Meeting of Stockholders.

Independent directors do not receive additional compensation for ad hoc or preparatory meetings or for serving as the chair of a committee, except that the Chair of the Audit Committee receives additional compensation of $15,000, payable upon the timely (including any extensions granted by the SEC) and compliant filing of the Company’s Annual Report on Form 10‑K for the applicable fiscal year. In addition, any Audit Committee member who is not the chair and who holds an active Certified Public Accountant (“CPA”) license receives additional compensation of $5,000 per year.

Accordingly, Mr. Blaise C. Bender received $15,000 in additional compensation during 2025 for his service as Audit Committee Chair. Mr. Bender did not receive any additional compensation for ad hoc or preparatory meetings or for serving as chair of any other committee.

Pursuant to the independent directors’ agreements, each director’s service terminates upon the earliest to occur of:

(a) the expiration of the director’s term of office;

(b) the director’s death or disability;

(c) termination of service by mutual agreement;

(d) removal of the director by a vote of the Company’s stockholders; or

(e) the director’s resignation from the Board.

All restricted stock units (“RSUs”) granted to directors were granted solely in connection with service on the Board of Directors. Any unvested RSUs are forfeited immediately upon termination of a director’s service for any reason.

Executive Officers

Executive Officers’ Biographies and Qualifications

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Usio are stated below.

The following table sets forth information regarding our executive officers, including their ages as of April 29, 2026:

Name	Age	Position(s)
Louis A. Hoch	60	Chairman, President, and Chief Executive & Operating Officer
Michael White	29	Senior Vice President, Chief Accounting Officer
Houston Frost, PhD	44	Senior Vice President, Chief Product Officer
Greg Carter	62	Executive Vice President, Chief Revenue Officer

Louis A. Hoch

Chairman, President, and Chief Executive & Operating Officer

For Mr. Hoch’s biography, please refer to the section entitled, “Director Biographies and Qualifications.”

Michael White

Senior Vice President and Chief Accounting Officer

Michael White has served as Senior Vice President and Chief Accounting Officer, and as the Company’s principal accounting officer and principal financial officer, since January 26, 2024. Mr. White has been with the Company since September 2020, previously serving as an Accounting Analyst from September 2020 to August 2021, Assistant Controller from August 2021 to April 2022, and Vice President, Controller from April 2022 until his appointment as Chief Accounting Officer.

Prior to joining Usio, from May 2016 to September 2020, Mr. White served as an Accounting Associate at EPIcenter, an energy startup founded by members of the boards of CPS Energy, Itron, Landis+Gyr, and OCI Solar. As EPIcenter’s first financial employee, Mr. White helped design and implement its accounting systems, presented financial statements to the board of directors, managed application and reporting processes for multiple government energy grant programs, oversaw annual audit and tax compliance processes, and established internal controls and compliance procedures.

Mr. White received a Bachelor of Business Administration in Accounting from Trinity University in 2019.

Houston Frost, Ph.D.

Senior Vice President, Chief Product Officer

Houston Frost, Ph.D. has served as Senior Vice President, Corporate Development and Prepaid Products since December 2014. Prior to joining the Company, Mr. Frost was the Co‑Founder, President, and Chief Executive Officer of Akimbo Financial, Inc., which he co‑founded in 2010 with the goal of innovating prepaid card products. Mr. Frost has more than six years of experience in the prepaid and payments industry and more than ten years of experience in financial services.

Earlier in his career, Mr. Frost worked in New York as an Associate at JPMorgan Chase & Co., serving on the Fixed‑Income Strategy team. He currently serves as a director of Trans Pecos Banks, SSB, Texas.

Mr. Frost earned a Ph.D. in Chemical and Biological Engineering from Northwestern University in 2007 and a Bachelor of Science in Chemical and Biological Engineering from the University of Colorado in 2003.

Greg Carter

Executive Vice President, Chief Revenue Officer

Greg Carter has served as Executive Vice President of Payment Acceptance and has been with the Company for over three years. A veteran of the United States Marine Corps, Mr. Carter has extensive leadership experience across the telecommunications, billing and settlement, and retail industries.

From August 2004 to May 2012, Mr. Carter served as Chief Executive Officer of BSG Clearing Solutions, a billing and settlement company with annual revenues of approximately $142 million. In addition, Mr. Carter has held senior‑level sales and marketing roles at MCI/Telecom USA, U.S. Long Distance, Qwest, and Nii Communications.

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following tables set forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 13, 2026 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our Named Executive Officers, (iii) each of our current directors, and (iv) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 13, 2026. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Stockholders Known by Us to Own 5% or more of our common stock

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership (2)	Percent of Shares Beneficially Owned (1)
Whittier Trust Company (for the benefit of National Services, Inc. and its sole shareholder) (2)	2,721,272	9.9%

(1)         On April 13, 2026, we had a total of 27,621,564 shares of common stock issued and outstanding (which excludes 3,997,765 treasury shares).

(2)         Based on the information set forth in (i) the Schedule 13G Amendment No. 2 filed by Whittier Holdings, Inc. (“WHI”) and Whittier Trust Company (“WTC”) on March 11, 2025, (ii) the Schedule 13G Amendment No. 1 filed by National Services, Inc. (“NSI”) on December 29, 2025, and (iii) the Form 4 Amendment filed by NSI on March 16, 2026, WTC and WHI, as the parent holding company of WTC, share voting and dispositive power with respect to all of the shares set forth above for the benefit of NSI and NSI’s sole shareholder. The address of the principal business office of WHI is 100 W. Liberty St., Suite 890, Reno, NV 89501. The address of the principal business office of WTC is 177 E. Colorado Blvd., Suite 800, Pasadena, CA 91105. The address of the principal business office of NSI is 4303 San Rafael Avenue, Los Angeles, CA 90042.

Security Ownership of Officers and Directors

Amount of Beneficial Ownership					Percent of Shares Beneficially Owned (3)
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Rights to Acquire (2)	Total
Louis Hoch	President, Chief Executive and Operating Officer, and Chairman of the Board	3,202,089	35,000	3,237,089	11.7%
Houston Frost	Chief Product Officer	721,108	26,000	747,108	2.7%
Michael White	Chief Accounting Officer	267,737	30,000	297,737	1.1%
Greg Carter	Chief Revenue Officer	456,890	30,000	486,890	1.8%
Ernesto Beyer	Director	92,666	35,000	127,666	0.5%
Brad Rollins	Director	136,667	35,000	171,667	0.6%
Blaise Bender	Director	112,877	38,200	151,077	0.5%
Elizabeth M. Miller	Director	64,194	35,000	99,194	0.4%
All directors and executive officers as a group (8 persons)		5,054,228	264,200	5,318,428	19%

(1)         Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231.

(2)         Represents shares subject to outstanding stock options and restricted stock units, or RSUs, currently exercisable or which will be exercisable, or currently vested or that will vest within 60 days April 13, 2026.

(3)         On April 13, 2026, we had a total of 27,621,564 shares of common stock issued and outstanding (which excludes 3,997,765 treasury shares).

As of April 13, 2026, there were no arrangements among our beneficial owners, known to management, which may result in a change in control of our Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders 2025 Plan ESPP	- -	NA NA	3,823,900 2,637,560
Equity compensation plans not approved by security holders	-	-	-
Total	-	NA	6,461,460

The Board of Directors approved and authorized 5,250,000 shares of our common stock for issuance under the 2025 Equity Incentive Plan, including automatic increases provided for in the 2025 Equity Incentive Plan through fiscal year 2035. The number of shares of our common stock reserved for issuance under the 2025 Equity Incentive Plan will automatically increase, with no further action by the stockholders, on the first business day of each fiscal year during the term of the plan, beginning January l, 2026, in an amount equal to 5% of the issued and outstanding shares of stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the plan administrator. As of December 31, 2025, we had issued a total of 1,508,300 shares of common stock under the 2025 Equity Incentive Plan. On January 1, 2025, the number of authorized common shares under the plan increased by 1,386,485.

Our 2015 Equity Incentive Plan provides for the grant of incentive stock units and the grant of restricted stock, stock units, performance awards, or other awards to employees, non-employee directors, and consultants.

The Board of Directors authorized 5,000,000 shares (adjusted for the l-for-15 reverse split effective on July 23, 2015) of our common stock for issuance under the 2015 Equity Incentive Plan, including automatic increases provided for in the 2015 Equity Incentive Plan through fiscal year 2025. The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase, with no further action by the stockholders, on the first business day of each fiscal year during the term of the plan, beginning January l, 2016, in an amount equal to 5% of the issued and outstanding shares of stock on the last day of the immediately preceding year, or such lesser amount as may be determined by the Board or the plan administrator. On January 1, 2024, 2023, 2022 and 2021, the number of authorized common shares under the plan increased by 1,313,126, 1,254,898, 1,273,672, and 1,248,749, respectively, in accordance with the automatic increase provision described above.

In addition, pursuant to our 2023 Employee Stock Purchase Plan (ESPP”), we have reserved 2,500,000 shares of common stock.  The number of shares of our common stock reserved for issuance automatically increases on January 1 of each calendar year, beginning on January 1, 2024, through December 31, 2033, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the fiscal year before the date of the automatic increase; and (ii) such number of shares of common stock that would cause the aggregate number of shares of common stock then reserved for issuance under the ESPP to not exceed 2,500,000 shares. The annual increase effective January 1, 2026 was 277,297 shares, based on 1% of 27,729,704 shares outstanding as of December 31, 2025. Total ESPP shares available after the increase were 2,777,297 shares. As of December 31, 2025, 128,537 shares of our common stock had been purchased pursuant to the ESPP.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC on Forms 3, 4, and 5. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to the Company and written representations from the reporting persons, the Company believes that during the fiscal year ended December 31, 2025, all required Section 16(a) filings were made except that a Form 4 relating to transactions reportable on March 16, 2025 was filed late on behalf of Ernesto R. Beyer, Bradley Rollins, Blaise C. Bender, and Elizabeth M. Miller.

Other than the late filings described above, the Company believes that all persons subject to the reporting requirements of Section 16(a) complied with such requirements on a timely basis during 2025.

Insider Trading Policy

The Company has adopted an Insider Trading Policy that governs purchase, sale, and other dispositions of the Company’s securities by its directors, officers, and employees. The policy is designed to promote compliance with applicable insider trading laws, rules, and regulations and includes procedures intended to further those objectives.

A copy of the Insider Trading Policy is filed as an exhibit to the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2025. In addition, the Company maintains a general policy of strict compliance with all applicable laws and regulations relating to insider trading.

Hedging and Pledging Policy

Pursuant to the Company’s Insider Trading Policy, all employees, including executive officers, non‑employee directors, and designated consultants, are prohibited from engaging in transactions that could create misalignment between their interests and those of the Company’s stockholders. Specifically, such persons may not:

•	Engage in short sales of the Company’s securities;

•	Establish margin accounts with respect to the Company’s securities;

•	Pledge the Company’s securities as collateral for a loan;

•	Purchase or sell puts, calls, or other derivative instruments relating to the Company’s securities; or

•	Otherwise engage in hedging or monetization transactions involving the Company’s securities.

EXECUTIVE COMPENSATION

Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation SK, during our fiscal years ended December 31, 2025 and 2024. In accordance with the rules and regulations of the SEC for smaller reporting companies, we determined that the following officers were our Named Executive Officers during 2025:

•         Louis A. Hoch, President, Chief Executive and Operating Officer;

•         Michael White, Senior Vice President, Chief Accounting Officer;

•         Houston Frost, Senior Vice President, Chief Product Officer; and

•         Greg Carter, Executive Vice President, Chief Revenue Officer.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the SEC and have elected to comply with the executive compensation disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation discussion is not intended to satisfy the Compensation Discussion and Analysis (“CD&A”) disclosure requirements applicable to larger reporting companies.

Role of the Compensation Committee

The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to the oversight and determination of executive compensation and to review and make recommendations regarding the Company’s major compensation plans, policies, and programs.

All compensation paid to our executive officers is determined by the Compensation Committee, which is composed solely of independent directors. The Compensation Committee is responsible for reviewing executive performance and establishing the total compensation of our executive officers on an annual basis. Compensation matters are regularly discussed during scheduled meetings of the Board of Directors and its committees.

The Compensation Committee also administers the Company’s incentive compensation plans and approves grants of equity awards under such plans. The Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.usio.com/usio-documents-disclosures.

Compensation Philosophy and Objectives

Because of the size and structure of our Company, the performance of our Named Executive Officers has a direct and significant impact on our overall results. Accordingly, our compensation philosophy is designed to reward executive officers for both short‑term and long‑term corporate and individual performance, as measured by the achievement of specific objectives intended to enhance long‑term stockholder value.

In determining executive compensation, the Compensation Committee may also place significant weight on additional qualitative and strategic factors, including maintaining competitive compensation practices, expanding market opportunities, supporting sustainable growth initiatives, and achieving other long‑term business and operational objectives. The Compensation Committee believes that our compensation programs should support the Company’s ability to attract, motivate, and retain highly qualified executive officers who contribute to the Company’s continued success.

The compensation of our Chief Executive Officer and other executive officers generally consists of cash compensation and long‑term incentive compensation, including base salary, equity‑based awards such as restricted stock and stock options, and the opportunity to earn discretionary bonuses.

Summary Compensation Table for the Years Ended December 31, 2025 and 2024

The following table sets forth the compensation for the years ended December 31, 2025 and 2024 awarded to, earned by, or paid to (i) all persons who served as our principal executive officer during the last fiscal year; and (ii) our three most highly compensated executive officers other than the principal executive officer. We refer to the individuals included in the Summary Compensation Table as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Louis A. Hoch Chairman, President, and Chief Executive and Operating Officer	2025	878,846	0	462,240	30,503	1,371,589
	2024	783,222	250,000	280,550	34,675	1,348,447
Houston Frost SVP, Chief Product Officer	2025	240,000	0	97,920	10,677	348,597
	2024	236,466	0	80,600	3,747	320,813
Greg Carter EVP, Payment Acceptance	2025	289,423	0	97,920	28,739	416,082
	2024	264,978	0	151,900	16,569	433,447
Michael White Chief Accounting Officer	2025	219,423	0	97,920	16,197	333,540
	2024	177,348	0	213,900	17,517	408,765

(1)         Represents the aggregate grant date fair value of stock awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. See Note 12 to the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026, for a discussion of all assumptions made in the calculation of this amount.

(2)         The following table provides the details for the amounts reported in this column for each Named Executive Officer:

Name	Fiscal Year	Matching 401(k) Contributions ($)	Life Insurance Premiums ($)	Membership Dues ($)	Total ($)
Louis Hoch	2025	14,000	6,838	9,665	30,503
	2024	13,800	8,611	12,265	34,675
Houston Frost	2025	9,621	1,056	0	$10,677
	2024	3,138	609	0	3,747
Greg Carter	2025	12,322	6,753	9,665	28,739
	2024	6,609	1,980	7,980	16,569
Michael White	2025	9,341	233	6,623	16,197
	2024	4,431	5,106	7,980	17,517

Narrative to Summary Compensation Table

We entered into an employment agreement with Louis A. Hoch effective February 27, 2007, as amended. Under the agreement, Mr. Hoch agreed to serve as our Vice Chairman of the Board, President and Chief Executive and Operating Officer. Mr. Hoch assumed the Chief Executive Officer role in August 2016 and the role of Chairman of the Board in September 2022. The employment agreement, as amended, provides for an annual base salary of $900,000 per year, unless increased by the Company. Mr. Hoch is also entitled to participate in any Company bonus program, option program or other equity program for senior executive officers commensurate with his position and duties.

Mr. Frost received 266,667 restricted shares of our common stock, of which 3,334 vested monthly, starting on January 31, 2015 and ending on January 31, 2017. The remaining 186,651 shares vested on January 31, 2025. Additionally, Mr. Frost received 120,000 restricted shares that vested on January 31, 2025. Mr. Frost will also be entitled to receive stock grants and future stock options and other equity-based awards as authorized by our executive compensation committee and/or our Chief Executive Officer. Since January 1, 2017, Mr. Frost has served as our Senior Vice President Corporate Development and Prepaid Products on an employment at-will basis with a salary of $200,000 per annum effective November 22, 2021, which was raised from $172,000 per annum effective October 12, 2020.

Mr. Carter has 175,000 restricted shares of common stock which will vest on December 31, 2029. Mr. Carter will also be entitled to receive stock grants and future stock options and other equity-based awards as authorized by our executive compensation committee and/or our Chief Executive Officer. From December 2, 2019 to February 17, 2023, Mr. Carter served as our Executive Vice President, Payment Acceptance, on an employment at-will basis, with an initial salary of $205,000 per annum, raised to $250,000 per annum effective November 22, 2021. Effective February 17, 2023, the Company entered into an employment agreement with Mr. Carter. Under the terms of this agreement, Mr. Carter receives an annual salary of $250,000 and Override/Commissions of 10% of the actual cash commissions paid to salespersons under his direct management, payable quarterly, and at signing he received a one-time signing bonus of $40,000. On March 1, 2025, Mr. Carter was promoted to Executive Vice President, Chief Revenue Officer. In connection with this promotion, the Compensation Committee approved a base salary of $300,000 per annum for Mr. Carter, effective March 1, 2025.

We entered into an employment agreement with Michael J. White effective August 18, 2025. Under the agreement, Mr. White agreed to serve as our Senior Vice President Accounting & Finance, Chief Accounting Officer. The employment agreement provides for an annual base salary of $230,000 per annum, unless increased by the Company. Mr. White is also entitled to participate in any Company bonus program, option program or other equity program for senior executive officers commensurate with his position and duties.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of unvested stock awards by grant date outstanding on December 31, 2025, the last day of our fiscal year, to each of the Named Executive Officers included in the Summary Compensation Table.

Stock awards
Name	Grant Date	Number of shares or units of stock that have not vested. (#)	Market value of shares or units of stock that have not vested. ($)(1)
Louis A. Hoch
	8/21/2025	300,000 (11)	432,000
	8/21/2025	21,000 (10)	30,240
	6/21/2024	14,000 (9)	33,550
	6/21/2024	160,000 (12)	248,000
	2/21/2023	33,000 (8)	56,760
	2/21/2023	330,000 (7)	567,600
	11/18/2021	100,000 (4)	172,000
	4/1/2020	300,000 (3)	516,000
	11/22/2017	300,000 (2)	516,000

Michael White
	8/21/2025	50,000 (11)	72,000
	8/21/2025	18,000 (10)	25,920
	6/21/2024	12,000 (9)	27,900
	6/21/2024	120,000 (8)	186,000

Houston Frost
	8/21/2025	50,000 (11)	72,000
	8/21/2025	18,000 (10)	25,920
	6/21/2024	8,000 (9)	18,600
	6/21/2024	40,000 (8)	62,000
	2/22/2023	12,000 (7)	20,640
	2/22/2023	100,000 (6)	172,000
	11/18/2021	25,000 (4)	43,000
	4/1/2020	150,000 (3)	258,000
	11/22/2017	100,000 (2)	172,000

Greg Carter
	8/21/2025	50,000 (11)	72,000
	8/21/2025	18,000 (10)	25,920
	6/21/2024	12,000 (9)	27,900
	6/21/2024	80,000 (8)	124,000
	2/21/2023	12,000 (7)	20,640
	2/21/2023	100,000 (6)	172,000
	11/18/2021	30,000 (4)	51,600
	12/31/2019	175,000 (5)	301,000

(l)         Calculated using the Nasdaq Capital Market closing price of $1.44 per share of our common stock on the last trading day of our fiscal year, or December 31, 2025.

(2)         Vests on November 22, 2027, or earlier upon a change of control.

(3)         Vests on April 1, 2030, or earlier upon a change of control.

(4)         Vests on November 18, 2031, or earlier upon a change of control.

(5)         Vests on December 31, 2029, or earlier upon a change of control.

(6)         Vests on November 21, 2034, or earlier upon a change of control.

(7)         Vests on November 21, 2026, or earlier upon a change of control.

(8)         Vests on June 21, 2034, or earlier upon a change of control.

(9)         Vests in two equal tranches on June 21, 2026, and 2027, or earlier upon a change of control.

(10)         Vests in three equal tranches on August 21, 2026, 2027 and 2028, or earlier upon a change of control.

(11)         Vests on August 21, 2035, or earlier upon a change of control.

On August 21, 2025, the Company granted 920,000 shares of restricted common stock with a 10-year vesting period and 538,800 RSUs with a 3-year vesting period to officers and employees as a performance bonus at an issue price of $1.44 per share. RSUs vest in equal tranches over their 3-year vesting period, while 10-year grants are cliff vesting and vest in full at the conclusion of their 10-year vesting period. Upon vesting, employees will be issued shares. Executive officers included in the 10-year restricted stock grant were Louis Hoch (300,000 shares), Michael White (50,000 shares), Greg Carter (50,000 shares), and Houston Frost (50,000 shares). Executive officers included in the RSU grant were Louis Hoch (21,000 RSUs), Michael White (18,000 RSUs), Greg Carter (18,000 RSUs), and Houston Frost (18,000 RSUs).

On June 21, 2024, the Company granted 966,000 shares of restricted common stock with a 10-year vesting period and 277,200 RSUs with a 3-year vesting period to officers and employees as a performance bonus at an issue price of $1.55 per share. RSUs vests in equal tranches over their 3-year vesting period, while 10-year grants are cliff vesting, and vest in full at the conclusion of their 10-year vesting period. Upon vesting, employees will be issued shares. Executive officers included in the 10-year restricted stock grant were Louis Hoch (160,000 shares), Michael White (120,000 shares), Greg Carter (80,000 shares), and Houston Frost (40,000 shares). Executive officers included in the RSU grant were Louis Hoch (21,000 RSUs), Michael White (18,000 RSUs), Greg Carter (18,000 RSUs), and Houston Frost (12,000 RSUs).

On February 21, 2023, the Company granted 730,000 shares of restricted common stock with a 10-year vesting period and 78,000 RSUs with a 3-year vesting period to employees as performance bonus at an issue price of $1.75 per share. Executive officers included in the grant were Louis Hoch (330,000 shares and 33,000 RSUs), Tom Jewell (200,000 shares and 21,000 RSUs), Greg Carter (100,000 shares and 12,000 RSUs), and Houston Frost (100,000 shares and 12,000 RSUs).

The Company granted 1,403,000 shares of restricted common stock with a 10-year vesting period and 273,000 RSUs with a 3-year vesting period to employees and executive officers as a performance bonus on February 8, 2022, at an issue price of $1.75 per share. Executive officers included in the 10-year restricted stock grant were Louis Hoch (330,000 shares), Tom Jewell (200,000 shares), Greg Carter (100,000 shares) and Houston Frost (100,000 shares). Executive officers included in the RSU grant were Louis Hoch (33,000 RSUs), Tom Jewell (21,000 RSUs), Greg Carter (12,000 RSUs) and Houston Frost (12,000 RSUs).

The Company granted 1,000 RSUs with a three-year vesting period to Houston Frost as a performance bonus on February 8, 2022, at an issue price of $3.32 per share.

The Company granted 319,900 shares of restricted common stock with a 10-year vesting period and 141,900 RSUs with a 3-year vesting period to employees and directors as a performance bonus on November 18, 2021, at an issue price of $6.39 per share. Executive officers and directors included in the 10-year grant were Louis Hoch (100,000 shares), Tom Jewell (50,000 shares), Greg Carter (30,000 shares) and Houston Frost (25,000 shares). Executive officers included in the RSU grant were Louis Hoch (30,000 RSUs), Tom Jewell (21,000 RSUs), Greg Carter (9,000 RSUs) Houston Frost (6,000 RSUs), Blaise Bender (12,000 RSUs), Brad Rollins (12,000 RSUs) and Ernesto Beyer (12,000 RSUs).

On April 1, 2020, the Company granted 1,444,000 shares of restricted common stock with a 10-year vesting period and 103,000 RSUs with a 3-year vesting period to employees and directors as a performance bonus at an issue price of $1.08 per share. Executive officers and directors included in the grants were Louis Hoch (300,000 shares), Tom Jewell (200,000 shares), Blaise Bender (10,000 RSUs) and Brad Rollins (30,000 RSUs).

Retirement Benefits

The Company does not sponsor any qualified or non‑qualified defined benefit pension plans.

We maintain a tax‑qualified defined contribution retirement plan pursuant to Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All eligible full‑time and part‑time employees who satisfy applicable age and service requirements are eligible to participate in the 401(k) Plan.

Participants may elect to contribute between 1% and 80% of their pre‑tax compensation to the 401(k) Plan, subject to the maximum contribution limits imposed by law. The 401(k) Plan permits the Company to make discretionary employer matching and other contributions.

For both 2025 and 2024, the Company provided a matching contribution equal to 100% of employee contributions up to 3% of compensation, plus 50% of employee contributions exceeding 3%, with a maximum match on employee contributions of 5% of compensation. The Company’s matching contributions totaled $309,287 for fiscal year 2025 and $205,485 for fiscal year 2024.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

The Company has entered into employment agreements with Mr. Louis A. Hoch, Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer, Mr. Greg Carter, Executive Vice President and Chief Revenue Officer, and Mr. Michael White, Senior Vice President and Chief Accounting Officer, which provide for certain payments and benefits upon termination of employment and/or a change in control.

Louis A. Hoch

Pursuant to the Company’s amended employment agreement with Mr. Hoch, in the event of a change in control, termination without cause, or non‑renewal of the employment agreement, the Company would be obligated to provide separation payments and benefits consisting of:

a)	An amount equal to 2.95 times Mr. Hoch’s base salary and bonus payments;

b)	A pro rata portion of his annual bonus, based on the number of days elapsed in the applicable fiscal year;

c)	An additional amount equal to 2.0 times his base salary in consideration for compliance with non‑competition obligations; and

d)	Continuation of other benefits for a period of one year.

In addition, all outstanding stock incentive awards would become fully vested. The value of accelerated equity vesting as of December 31, 2025 was approximately $3,196,001.

In the event of termination due to Mr. Hoch’s death, the Company would be obligated to provide a separation payment equal to 2.95 times base salary. Deferred compensation in this circumstance excludes amounts relating to bonuses, benefits, or equity awards. Any unpaid or unearned bonus compensation or deferred bonus compensation would be forfeited. No deferred compensation would be payable so long as the Company and/or an insurance provider continues to pay Mr. Hoch’s base salary (less any amounts previously paid pursuant to a disability) to his estate for up to 36 months following death. If such payments cease prior to the expiration of the 36‑month period, the Company would be required to pay the remaining deferred compensation to Mr. Hoch’s estate within 30 days of cessation, reduced by any base salary payments previously made. All stock options, restricted stock, and other equity‑based awards would continue to vest in accordance with their original vesting schedules.

In the event of termination due to disability without death, the Company would be obligated to provide disability benefits constituting base salary payments for 36 months. Unpaid and unearned bonus compensation or deferred bonus compensation would be forfeited. All stock options, restricted stock, and other equity‑based awards would continue to vest according to their original terms. No additional compensation would be payable for compliance with non‑competition, non‑solicitation, or non‑disparagement obligations.

Greg Carter

Pursuant to the employment agreement with Mr. Carter, in the event of a termination after a change in control, a termination due to Company default, a termination without cause, or a resignation by Mr. Carter for Good Reason (as defined in the employment agreement), the Company would be required to provide separation payments equal to:

a)

The aggregate base salary Mr. Carter would have earned for the remaining term of the employment agreement, including assumed annual increases calculated at the maximum increase applied during the prior two years;

b)	The continuation of all remaining benefits under the employment agreement; and

c)	A pro rata portion of bonus compensation for the year of termination.

In addition, all outstanding stock options, restricted stock, and other equity‑based awards granted to Mr. Carter would become fully vested.

Michael White

Pursuant to the employment agreement with Mr. White, in the event of a termination after a change in control, termination due to Company default, a termination without cause, or resignation by Mr. White for Good Reason (as defined in the employment agreement), the Company would be required to provide separation payments equal to:

a)

The aggregate base salary Mr. White would have earned for the remaining term of the employment agreement, including assumed annual increases calculated at the maximum increase applied during the prior two years;

b)	The continuation of all remaining benefits under the employment agreement; and

c)	A pro rata portion of bonus compensation for the year of termination.

In addition, all outstanding stock options, restricted stock, and other equity‑based awards granted to Mr. White would become fully vested.

Other Named Executive Officers

None of the Company’s other Named Executive Officers is entitled to receive any payments or benefits upon termination of employment or in connection with a change in control.

Other Compensation Matters

Clawback Policy

The Company has adopted a Clawback Policy in compliance with Section 10D of the Exchange Act, Exchange Act Rule 10D‑1, and Nasdaq Listing Rule 5608, effective November 6, 2023. The Clawback Policy provides for the recovery of erroneously awarded incentive‑based compensation in the event of a financial restatement, as required by applicable law and Nasdaq listing standards.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant stock options, stock appreciation rights, or similar equity instruments with option‑like features. Accordingly, the Company has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S‑K.

Pay Versus Performance

The following tables set forth information regarding the compensation of our Chief Executive Officer (“CEO”) and, on an average basis, the compensation of our non‑CEO Named Executive Officers (“non‑CEO NEOs”) for each of the fiscal years ended December 31, 2025, 2024, and 2023, and the relationship of such compensation to the Company’s financial performance for each such fiscal year.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(3)	Net Income ($ in thousands)
2025	1,371,589	1,294,809	366,073	313,731	79.07	(2,500)
2024	1,348,447	1,246,357	387,675	340,327	84.88	3,300
2023	1,245,037	1,235,137	563,906	559,456	100	(500)

(1) For each year in the above table, the PEO is Louis A. Hoch, President and Chief Executive Officer. For 2025 and 2024, the non-PEO NEOs were, Greg Carter, Executive Vice President and Chief Revenue Officer; Houston Frost, Senior Vice President and Chief Product Officer; and Michael White, Senior Vice President and Chief Accounting Officer. For 2023, the non-PEO NEOs were Messrs. Frost and Carter and Tom Jewell, former Chief Financial Officer.

(2) Compensation actually paid for the PEO and average compensation actually paid for our non-PEO NEOs in 2025, 2024 and 2023 reflect the respective amounts set forth in columns (b) and (d), adjusted in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year.

(3) Total Shareholder Return (TSR) represents the cumulative return on an initial fixed investment of $100 on December 31, 2022, assuming reinvestment of all dividends. No dividends were paid during the periods presented. TSR is therefore based solely on changes in the Company’s stock price.

2025	PEO 2025 ($)	Average Non-PEO NEOs 2025 ($)
Summary Compensation Table Total	1,371,589	366,073
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(462,240)	(97,920)
Plus, Fair Value for Award Granted as of the End the Covered Year	436,560	92,480
Change in Fair Value of Outstanding Unvested Awards from Fair Value of Outstanding Unvested Award from Prior Years as of the End the Covered Year	(51,100)	(46,902)
Change in Fair Value of Awards from Prior Year that Vested in the Covered Year	0	0
Compensation Actually Paid	1,294,809	313,731

2024	PEO 2024 ($)	Average Non-PEO NEOs 2024 ($)
Summary Compensation Table Total	1,348,447	387,675
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(280,550)	(148,800)
Plus, Fair Value for Award Granted in the Covered Year	264,260	140,160
Change in Fair Value of Outstanding Unvested Awards from Fair Value of Outstanding Unvested Award from Prior Years	(85,800)	(38,708)
Change in Fair Value of Awards from Prior Year that Vested in the Covered Year	0	0
Compensation Actually Paid	1,246,357	340,327

2023	PEO 2023 ($)	Average Non-PEO NEOs 2023 ($)
Summary Compensation Table Total	1,245,037	563,906
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(577,500)	(259,583)
Plus, Fair Value for Award Granted as of the End of the Covered Year	567,600	255,133
Change in Fair Value of Outstanding Unvested Awards from Fair Value of Outstanding Unvested Award from Prior Years	0	0
Change in Fair Value of Awards from Prior Year that Vested in the Covered Year	0	0
Compensation Actually Paid	1,235,137	559,456

Relationship Between Pay and Performance

The relationship between compensation actually paid to our Principal Executive Officer (“PEO”) and the average compensation actually paid to our other Named Executive Officers (the “non‑PEO NEOs”), and the performance measures presented in the table above, is described in further detail below.

As illustrated above, as calculated in accordance with SEC rules, compensation actually paid to our PEO generally increased over the three-year period while, on an average basis, compensation actually paid to our non‑PEO NEOs decreased over the three‑year period from 2023 through 2025. Subsequently, the Company’s total stockholder return (“TSR”) and net income generally decreased as disclosed in the table above.

From 2023 to 2025, the compensation actually paid to our PEO increased by 4.83%. Over the same period, the average compensation actually paid to our non‑PEO NEOs decreased by 39.72%. During this three‑year period, the Company’s net income declined to approximately $(2.5) million, representing an approximate 400% decrease over the same time frame.

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY‑ON‑PAY”)

The Dodd‑Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act. Pursuant to Section 14A of the Exchange Act, Proposal No. 2 provides for a non‑binding, advisory vote on the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2025.

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation program. This proposal, commonly referred to as a “say‑on‑pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our Named Executive Officers and on the Company’s executive compensation policies and practices.

While the vote is advisory and non‑binding, the Board of Directors values the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

We believe in the importance of transparency, accountability, and open communication with our stockholders. Consistent with these principles and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2025.

As discussed under “Executive Compensation — Compensation Philosophy and Objectives” in this Proxy Statement, our executive compensation program is designed to:

●	Reward executive officers for the achievement of short‑term and long‑term corporate and individual performance objectives aligned with the creation of long‑term stockholder value;

●	Maintain a compensation structure that allows the Company to remain competitive in attracting, motivating, and retaining experienced and talented executive leadership; and

●	Support the Company’s strategic objectives, including market expansion, growth initiatives, and operational performance.

The Board of Directors believes that the executive compensation disclosures in this Proxy Statement demonstrate, among other things:

●	Our commitment to aligning executive compensation with the Company’s business strategies, performance objectives, and industry benchmarks;

●

That our compensation programs are designed to reward Named Executive Officers for achieving key financial and strategic performance goals, with both short‑ and long‑term incentives tied to measurable results; and

●	Our strong emphasis on aligning the interests of our Named Executive Officers with the creation of long‑term stockholder value.

Based on the foregoing, the Board of Directors recommends that stockholders vote “FOR” Proposal No. 2, approving, on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2025.

Required Vote and Voting Recommendation

Because this proposal asks for a non-binding, advisory vote, the outcome will not have a binding effect on the Company, however, our Board will consider this proposal approved if it receives the affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will be considered present or represented by proxy and entitled to vote at the Annual Meeting, but will not be considered affirmative votes for the proposal.

 Your Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation.”

PROPOSAL NO. 3 – RATIFICATION OF REGISTERED
INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board of Directors has appointed, Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Representatives of Withum Smith+Brown, PC are expected to be present at the 2026 Annual Meeting of Stockholders. They will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise, the Board of Directors has determined to submit this appointment to stockholders for ratification in order to give stockholders the opportunity to participate in this important corporate governance decision.

In April 2024, the Company was informed by its long-standing independent registered public accounting firm, ADKF, P.C. (“ADKF”), that it declined to stand for re-appointment as the Company’s independent registered public accounting firm because it had made a strategic decision to focus their audit practice on non-issuer entities. In anticipation of the possibility of ADKF’s declining to stand for re-appointment, the Company undertook a selection process to determine an appropriate independent registered public accounting firm to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. On April 12, 2024, the Audit Committee approved the engagement of Pannell Kerr Forster of Texas, P.C. (“PKF Texas”) as the Company’s independent registered public accounting firm effective immediately.

The audit reports of ADKF on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2023 and 2022, and through April 12, 2024, there were no: (i) disagreements with ADKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to ADKF’s satisfaction, would have caused ADKF to make reference to the subject matter thereof in its reports for such years; or (ii) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided ADKF with a copy of the disclosures set forth in Item 4.01(a) of its Current Report on Form 8-K filed with the SEC on April 17, 2024 (the “ADKF 8-K”) and requested that ADKF furnish it with a letter addressed to the SEC stating whether or not it agreed with such disclosures. A copy of ADKF’s letter dated April 17, 2024 was attached as Exhibit 16.1 to the ADKF 8-K.

During the Company’s fiscal years ended December 31, 2023 and 2022, and through April 12, 2024, the Company did not consult with PKF Texas regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that PKF concluded was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, as such terms are defined in Item 304(a)(1)of Regulation S-K.

On June 1, 2025, the Company was notified that the partners of PKF Texas had become partners of Withum Smith+Brown, PC. As such, PKF Texas ceased to be the independent registered public accounting firm for the Company.

The audit report of PKF Texas on the consolidated financial statements of the Company as of and for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, and through June 1, 2025, there were: (i) no disagreements between the Company and PKF Texas on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PKF Texas, would have caused PKF Texas to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S‐K.

The Company provided PKF Texas with a copy of the disclosures set forth in Item 4.01(a) of its Current Report on Form 8-K filed with the SEC on June 5, 2025 (the “PKF Texas 8-K”) and requested that PKF Texas furnish it with a letter addressed to the SEC indicating whether it agreed with such disclosures. A copy of the letter dated June 4, 2025, furnished by PKF Texas in response to that request is filed as Exhibit 16.1 to the PKF Texas 8‐K.

On June 1, 2025, Withum Smith+Brown, PC was appointed as the Company’s new independent registered public accounting firm. The decision to engage Withum Smith+Brown, PC was approved by the Audit Committee.

During the Company’s fiscal years ended December 31, 2024 and 2023, and through June 1, 2025, the Company did not consult with Withum Smith+Brown, PC on (a) the application of accounting principles to a specified transaction, either completed or proposed; (b) the type of audit opinion that may be rendered on the Company’s financial statements, and Withum Smith+Brown, PC did not provide either a written report or oral advice to the Company that Withum Smith+Brown, PC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (c) any matter that was either the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S‐K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S‐K.

Required Vote and Voting Recommendation

Ratification of the appointment of Withum Smith+Brown, PC requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Unless a proxy is marked to indicate otherwise, proxies received will be voted “FOR” the ratification of the appointment of Withum Smith+Brown, PC.

A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted on the proposal but will be counted for purposes of determining the number of shares present and entitled to vote. Accordingly, an abstention will have the same effect as a vote against the proposal.

This proposal is considered a routine matter, and brokers or other nominees are generally permitted to vote on this proposal on behalf of beneficial owners who do not provide voting instructions. As a result, broker non‑votes are not expected with respect to this proposal. If you hold your shares through a broker, bank, or other nominee and do not provide voting instructions, your broker may vote your shares “FOR” this proposal.

If the appointment of Withum Smith+Brown, PC is not ratified by stockholders, the Audit Committee and the Board of Directors will reconsider the appointment. However, ratification is not binding on the Company, and the Board and Audit Committee are not required to select a different independent registered public accounting firm as a result of the outcome of this vote.

 Your Board of Directors recommends a vote FOR the ratification of Withum Smith+Brown, PC, as our independent registered public accounting firm for the year ending December 31, 2026.

Principal Accountant Fees and Services

Withum Smith+Brown, PC audited our financial statements for 2025. PKF Texas audited our financial statements for 2024. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our independent registered public accounting firm for the years ended December 31, 2025 and 2024, are set forth in the table below.

	Year Ended December 31,
	2025	2024
Audit fees	$195,000	$175,000
Audit-Related Fees	$8,989	--
Tax fees	$27,633	$44,000
Other fees	$3,500	--
Total fees	235,122	$219,400

For purposes of the foregoing table, fees billed by our independent registered public accounting firm are classified as follows:

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in our Annual Reports on Form 10‑K, the review of our consolidated financial statements included in our Quarterly Reports on Form 10‑Q, and services normally provided in connection with statutory and regulatory filings or engagements. These services include the issuance of comfort letters, consents, and assistance with, or review of, documents filed with the SEC. Audit fees include amounts billed to the Company during each respective calendar year.

Audit-Related Fees

Audit‑related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported as Audit Fees. The Company did not incur any audit‑related fees in 2024.

Tax Fees

Tax fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax planning, and tax advisory services. Tax compliance services include the preparation of original and amended tax returns. Tax planning and advisory services include assistance with tax audits and appeals, tax advice related to transactions and dispositions, and requests for rulings or technical advice from taxing authorities. Tax fees include amounts billed to the Company during each respective calendar year.

Other Fees

Other fees consist of fees for professional services rendered by our independent registered public accounting firm for services other than those described above. The Company did not incur any other fees in 2024.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring advance approval of all audit and permitted non‑audit services performed by the Company’s independent registered public accounting firm. Under these policies, the Audit Committee must approve any engagement of the independent registered public accounting firm prior to the commencement of the services.

All audit and non‑audit services performed by the independent registered public accounting firm and described above were pre‑approved by the Audit Committee in accordance with these policies and procedures.

Report of the Audit Committee

The following report of the Audit Committee is not deemed soliciting material or filed with the SEC, nor is it to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

Audit Committee Composition

During 2026, the Audit Committee was comprised solely of independent directors: Mr. Blaise C. Bender (Chair), Mr. Bradley Rollins, Mr. Ernesto R. Beyer, and Ms. Elizabeth Michelle Miller.

Audit Committee Responsibilities

The Audit Committee assists the Board of Directors in overseeing the Company’s financial reporting process, internal control over financial reporting, and audit functions. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the application of accounting policies, and the establishment and maintenance of effective internal controls and procedures designed to ensure compliance with applicable accounting standards, laws, and regulations.

Withum Smith+Brown, PC, the Company’s independent registered public accounting firm, is responsible for conducting an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).

Audit Committee Report

In connection with its oversight responsibilities, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025, with management.

2.	The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to applicable requirements of the PCAOB and the SEC.

3.

The Audit Committee has received the written disclosures and letters from the independent registered public accounting firm required by applicable PCAOB standards regarding communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

4.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025, for filing with the SEC.

This report is submitted by the members of the Audit Committee.

Blaise C. Bender
Ernesto R. Beyer
Elizabeth Michelle Miller

GENERAL INFORMATION

Set forth below is general information regarding stockholder proposals, “householding” of proxy materials, and instructions regarding voting procedures, including information applicable to your specific circumstances, which are also provided on your proxy card or voting instruction form.

Stockholder Proposals

There are no stockholder proposals to be presented at the Company’s 2026 Annual Meeting of Stockholders.

Stockholders interested in submitting a proposal for consideration at a future annual meeting, including for inclusion in the Company’s proxy statement, should refer to the information set forth below regarding the procedures and requirements for submitting stockholder proposals.

How do I submit a Stockholder Proposal to be Included in the Proxy Statement for the 2027 Annual Meeting?

You must submit your proposal to our secretary no later than December 30, 2026 – 120 calendar days before the anniversary of this Proxy Statement release. This is to comply with the deadline set forth in Rule 14a-8 under the Exchange Act. Stockholder proposals must also comply with the other requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in our proxy materials.

How do I Nominate Directors for the 2027 Annual Meeting?

You may submit nominees at the 2027 Annual Meeting in accordance with our Amended and Restated Bylaws and applicable SEC requirements.  A stockholder who intends to solicit proxies in support of director nominees other than Company’s nominees must also comply with all other requirements of Rule 14a-19 under the Exchange Act, including providing notice to the Company no later than April 12, 2027. The Company will disregard any proxies solicited for a stockholder’s director nominee(s) if such stockholder fails to comply with such requirements. We will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements of our Amended and Restated Bylaws and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Please see the description below regarding certain additional requirements regarding stockholder nominations and proposals to be properly brought before the 2027 Annual Meeting set forth in our Amended and Restated Bylaws and also “Director Nominations” on page 16.

What if the date of the 2027 Annual Meeting is significantly different?

Our Amended and Restated Bylaws  provide that if the date of the 2027 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the 2026 Annual Meeting, the proposal must be submitted to our Secretary by the close of business on the later of:

90 days prior to the Annual Meeting (but no earlier than 120 days prior to the Annual Meeting), OR

10 days following the first public announcement of the Annual Meeting date.

Who Presents the Proposal at the Meeting?

The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2027 Annual Meeting of Stockholders to present the proposal.

How Should I Send my Proposal?

Please send your proposal to our Secretary at:

Usio, Inc.

3611 Paesanos Parkway, Suite 300

San Antonio, Texas 78231

We strongly suggest that proposals are sent by Certified Mail - Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.  A brief description of the proposed business

2.  The text of the proposal

3.  Reasons for conducting the business at the meeting

4.  Name and address (as they appear on our books) of the stockholder proposing such business

5.  The beneficial owner (if any) on whose behalf the proposal is made

6.  Any material interest of the stockholder in such business

7.  All other information required by our Amended and Restated Bylaws

8.  Any other information required by proxy proposal submission rules of the SEC

According to our Amended and Restated Bylaws, Usio must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2027 Annual Meeting.  To be timely, such notice must be delivered to the Usio Secretary at the principal executive offices set forth on the first page of this proxy statement between February 10, 2027, and the closing of business on March 12, 2027. The Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice and allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may defer, delay, or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of Usio.

"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and related materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, commonly referred to as “householding,” provides increased convenience for stockholders and reduces printing and mailing costs for the Company.

Under this procedure, stockholders who share the same last name and address may receive only one copy of the annual proxy materials, unless they have previously notified the Company that they wish to receive separate copies. The Company has adopted householding procedures to reduce printing and postage expenses.

Stockholders who wish to opt out of householding and continue receiving separate copies of proxy materials at the same address may do so at any time, provided notice is given at least 30 days prior to the mailing of proxy materials (which typically occurs in April or May of each year). Requests to opt out of householding should be made in writing to:

Secretary

Usio, Inc.

3611 Paesanos Parkway, Suite 300

San Antonio, Texas 78231

or by calling (210) 249‑4100.

Stockholders may also request additional copies of the Company’s proxy materials at any time by contacting the Company at the address or telephone number above, and the Company will promptly deliver such additional copies.

If stockholders sharing an address are currently receiving multiple copies of proxy materials and wish to participate in householding, they may request householding arrangements by contacting the Company at the address or telephone number listed above.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2026 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Louis A. Hoch

Chairman of the Board, President, and Chief Executive & Operating Officer

San Antonio, Texas

The Notice of Annual Meeting, Proxy Statement, form of proxy, and the Company’s 2025 Annual Report on Form 10‑K are available at www.proxyvote.com.

Upon written request, the Company will provide copies of its Proxy Statement and 2025 Annual Report on Form 10‑K without charge. The Company will also provide copies of exhibits to the 2025 Annual Report; however, a reasonable per‑page fee may be charged to the requesting stockholder.

Requests should be submitted in writing to:

Secretary

Usio, Inc.

3611 Paesanos Parkway, Suite 300

San Antonio, Texas 78231

Thank you for being a stockholder of Usio, Inc.

Learn more at http://usio.com/

Our Company Website	Our Nasdaq Listing	2026 Annual Shareholder Proxy Statement	10-K: Annual report for Year Ended December 31, 2025

Appendix A - Proxy Card

USIO®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93239-P48698 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

USIO, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Class III Nominees:	**For**	**Withhold**
1a. Ernesto R. Beyer (Term Ending 2029)	☐	☐
1b. Bradley Rollins (Term Ending 2029)	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

V93240-P48698

USIO, INC.
Annual Meeting of Stockholders
June 10, 2026 10:00 AM, CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Louis A. Hoch and Michael White, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of USIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on June 10, 2026, at Usio's offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side